EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Thomas E. Ferguson, has executed this certification in connection with the filing with of AZZ Inc.’s (the "Company") Annual Report on Form 10-K/A for the period ended February 28, 2017 (the “Report”). The undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 19, 2018	/s/ Thomas E. Ferguson
Thomas E. Ferguson
President and Chief Executive Officer